SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION UNDER THE SECURITIES ACT OF 1933

DISTRIBUTION ROYALTY INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7929
(Primary Standard Industrial Classification Code Number)

99-0361005
(I.R.S. Employer Identification Number)

3753 Howard Hughes Parkway, Suite 200,
Las Vegas, Nevada 89169.
Phone: (702) 425-7825 Fax: (416) 751-9705

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

As soon as practicable after this
Registration Statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☐	Smaller reporting company ☒

Title of each class		Proposed	Proposed
of	Shares to	maximum	maximum	Amount of
securities to be	be	price	aggregate	registration
registered	registered	per share	offering price	fee (2)

Class "A" Common Stock
$0.001 par value
Offered by Company (1)	40,000,000	$0.01	$400,000	$28.50

Total	40,000,000		$400,000	$28.50

Calculation of Registration Fee
(1)  These are newly issued shares which we will offer for sale pursuant to this registration statement at $0.01 per share.

(2)  Estimated solely for the purpose of calculating the registration fee under Rule 457 under the Securities Act of 1933.
No market currently exists for the shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
                   ________________________________________

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,
DATED OCTOBER 22, 2010

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

40,000,000 SHARES CLASS “A”
COMMON STOCK

DISTRIBUTION ROYALTY INC.

$0.01 per Share

DISTRIBUTION ROYALTY INC. is offering for sale a total of up to 40,000,000 shares of its “Class A” common stock on a "self-underwritten," best efforts basis.  The shares will be offered at a price of $0.01 per share for a period of 360 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor.  We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering.  See "Use of Proceeds" and "Plan of Distribution."

If we sell all of the 40,000,000 shares offered by the company, we will receive $400,000 in gross proceeds.  DISTRIBUTION ROYALTY INC. may use it’s common shares for strategic acquisitions and not receive any cash proceeds.
There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, or a securities exchange subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.   PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

         The date of this preliminary prospectus is October 22, 2010

PRELIMINARY PROSPECTUS

DISTRIBUTION ROYALTY INC.

40,000,000 SHARES CLASS “A” COMMON STOCK

$0.01 per Share

Table of Contents

SUMMARY	6

THE OFFERING	7

RISK FACTORS	8

FORWARD LOOKING STATEMENTS	13

DESCRIPTION OF BUSINESS	13

FILMED ENTERTAINMENT	14

THEATRICAL MUSICALS	15

OUR PRODUCTS AND SERVICES	17

EMPLOYEES	18

DESCRIPTION OF PROPERTIES	18

LEGAL PROCEEDINGS	18

USE OF PROCEEDS	18

DETERMINATION OF OFFERING PRICE	20

DILUTION	20

DIVIDENDS	21

SELLING STOCKHOLDERS	21

PLAN OF DISTRIBUTION	21

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	22

EXECUTIVE COMPENSATION	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

DESCRIPTION OF SECURITIES	25

INTEREST OF NAMED EXPERTS AND COUNSEL	27

EXPERTS	27

ORGANIZATION WITHIN LAST FIVE YEARS	27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION & PLAN OF OPERATIONS	27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	36

STOCK TRANSFER	37

ACCOUNTANTS AND FINANCIAL DISCLOSURE	37

WHERE YOU CAN FIND MORE INFORMATION	38

FINANCIAL INFORMATION	39

PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	40

INDEMNIFICATION OF DIRECTORS AND OFFICERS	40

EXHIBITS	41

1) State of Nevada Certified Articles of Incorporation, DISTRIBUTION ROYALTY INC.

2) Corporate Bylaws, DISTRIBUTION ROYALTY INC

3) Form of Specimen Stock Certificate

4) Opinion and Consent of Jill Arlene Robbins, P.A.

5) Consent of Tarvaran, Askelson & Company LLP.

UNDERTAKINGS	41

SIGNATURES	44

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock. In this prospectus, unless otherwise indicated, "we," "us," "our," and "the Company" refer to DISTRIBUTION ROYALTY INC.

Who We Are:

DISTRIBUTION ROYALTY INC. (the "Company") was incorporated on April 22, 2010 in the state of Nevada.  We are an entertainment company that is engaged in the acquisition of entertainment content to act as a licensing agent on behalf of copyright owners.  We plan to acquire the rights to license feature films film scripts, and theatrical musicals.  At the time of this offering the Company has acquired the rights to the feature film script entitled THE CALL.  It was acquired on July31, 2010 from Let Fete Inc. a company wholly owned by the principal of the Company, Mr. Stephen F. McKernan.  Mr. McKernan wrote the screenplay.  Mr. Peter Tassi co-wrote the story and is entitled to 50% of the acquisition cost to be paid by Le Fete. Inc. to Mr. Peter Tassi.  The rights to the script were purchased for an amount of $150,000 plus 5% of any profits from the film.  The  Company issued a promissory note for $150,000 dated July 31, 2010 and maturing on July 31, 2011 bearing simple interest at the rate of 10% per annum. The company plans to license the feature film rights to a film production company in order to pay the $150,000 due Le Fete Inc. and potentially earn a profit from the licensing of the script to a production company.  At the time of this Offering no agreement with any production company has been entered into.

The Company will collect distribution fees from licensing fees paid from the use of the entertainment content. The company will received a percentage of the overall licensing fee or royalty paid by the licensee.

Going Concern:

We are a development stage company.  We have no operating history.  In their 2010 report, our accountants have expressed their doubt as to our ability to continue as a going concern.  At April 30, 2010, the Company had $340 cash and cash equivalents on hand and a net loss of $34,093.  We will depend on generating sufficient proceeds from this offering to fund our operations. The 40,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any.  If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

Offices:

Our principal executive offices are located at, DISTRIBUTION ROYALTY INC.  3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89169. Our Phone Number is: (702) 425-7825

THE OFFFERING

The Issuer: DISTRIBUTION ROYALTY INC., a Nevada corporation Securities Being Offered: Up to 40,000,000 shares of Class “A” common stock (the "Shares") from time to time on a delayed or continuous basis, 40,000,000 of which are being offered by the Company.

Selling Stockholders: None.

Offering Price:          The offering price of the common stock is $0.01 per share. We have arbitrarily established the offering price of the shares. The actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions.

Minimum Number of Shares to Be Sold:            None

Common Stock Outstanding Before And After Offering:
The sole existing stockholder of our Company is Le Fete Inc., a corporation wholly owned by the principal of the Company, Mr. Stephen F. McKernan.  The shares of common stock owned by Le Fete Inc. represent 32.78% of the issued and outstanding Class “A” common stock of the Company. Le Fete Inc.  purchased the common shares at a price of $0.00001 per share at the time the Company was incorporated.  Le Fete Inc. also purchased 14,000,000 Class “B” Common Shares for a price of $0.00001 per share.  The Class “B” Common Shares are multiple voting shares with each share having ten votes per share.  The Class “B” Common Shares may be exchanged for Class “A” common shares of the Company under certain restrictions.
As of the date of this prospectus, there are 20,000,000 shares of our Class “A” common stock issued and outstanding. Assuming the sale of the 40,000,000 shares of common stock being offered by the Company in this prospectus, there will be 60,000,000 shares of Class “A” common stock and 14,000,000 shares Class “B common stock issued and outstanding.

Use of Proceeds:           If we sell all of the 40,000,000 shares offered by the company, we will receive $400,000 in gross proceeds.  DISTRIBUTION ROYALTY INC. expects the net proceeds from the sale of the shares will sustain its operations for a period of twelve months. We intend to use the proceeds to operate the Company and acquire entertainment content and act as the licensing agent for such content.

Risk Factors:            See "Risk Factors" and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.

Going Concern:

In their 2010 report, our accountants’ have expressed their doubt as to our ability to continue as a going concern.  At April 30, 2010, the Company had $340 in cash and cash equivalents on hand and a net loss of $34,093. We will depend on generating sufficient proceeds from this offering to fund our operations.  The 40,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any.  The going concern opinion of the auditors might negatively impact our ability to raise capital to fund our operations or pursue our business strategy and your ability to sell your shares of the Company's common stock.  If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

You may never realize a return on your investment.

THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY. To date, the Company has limited operations and no revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business.  Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

Current conditions in the global markets and general economic pressures may adversely affect consumer spending and our business and results of operations.

Our performance depends on the impact of economic conditions on levels of consumer spending.  As a result of the credit market crisis, coupled with declining consumer and business confidence, recession worries, and other challenges currently affecting the global economy, consumers are continuing to curb discretionary spending, which is having an effect on our business. An extended duration or deterioration in current economic conditions could have a further material adverse impact on our financial condition and results of operations.

Our limited operating history will make it difficult to evaluate an investment in our common stock.

DISTRIBUTION ROYALTY INC. commenced operations in April of 2010, which may make it difficult for you to evaluate our business and prospects based on prior performance. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern.

The Offering Price of the Shares has been arbitrarily determined.

There has been no prior market for our common stock or other securities. We have determined the offering price of the Shares arbitrarily, and this price does not necessarily bear any relationship to our assets, net worth, results of operations, or any established criteria of value. The offering price should not be considered an indication of the actual value of the Shares.

We may have challenges managing our growth.

We can't assure you that our systems, procedures and controls will be adequate to support our operations as they expand. Presently, Mr. Stephen McKernan and Mr. Bernard Faibish are the entire management team. If we succeed in raising capital, and if our managers effectively utilize that capital and we grow quickly, such future growth could impose significant added responsibilities on them, including the need to identify, recruit and integrate new senior level managers and executives. We can't assure you that such additional management will be identified and retained by us. If we are unable to manage our growth efficiently and effectively or are unable to attract and retain additional qualified management, then there could be a material adverse effect on our financial condition and results of operations.

We may not be able to compete with larger companies, the majority of whom have greater resources and experience than we do.

We are very small and an unproven entity as compared to our competitors. As an independent licensing agent company, we will compete with major U.S. and international corporations. Most of the major U.S. entertainment companies are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their licensed content. In addition, the major entertainment companies have more resources with which to compete for ideas, storylines and scripts created by third parties. This will have a material adverse effect on our business, results of operations, and financial condition.

Piracy of entertainment content may reduce the gross receipts from the exploitation of our content.

Entertainment related piracy is extensive in many parts of the world. Additionally, as entertainment content begins to be digitally distributed using emerging technologies such as the internet and online services, piracy could become more prevalent, including in the U.S., because digital formats are easier to copy. As a result, users can download and distribute unauthorized copies of copyrighted entertainment content over the internet. In addition, there could be  increased use of devices capable of making unauthorized copies of entertainment content. As long as pirated content is available to download digitally, may consumers may choose to download such pirated entertainment content rather than pay to view entertainment content. Piracy of any content we license may adversely impact the gross receipts received from the exploitation of our entertainment content, which could have a material adverse effect on our business, results of operations, and financial condition.

If we are unable to attract key employees, we may be unable to support the growth of our business.

Successful execution of our business strategy depends, in large part, on our ability to attract and retain qualified personal with the skills and qualifications necessary to fully execute our strategy. Competition for talent among companies in our industry is intense and we cannot assure you that we will be able to continue to attract or retain the talent necessary to support the growth of our business.

Risks Relating to Our Common Stock

Le Fete Inc., beneficially owned by our principal officer, President and Chief Executive Officer, Stephen F. McKernan, owns a controlling interest in our voting stock and investors may not have any voice in our management, which could result in decisions adverse to our general shareholder.

Le Fete Inc. is our principal stockholder, who owns approximately or has the right to vote approximately 32.78% of our outstanding Class “A” common stock and 80% of all voting stock by way of the 14,000,000 Class “B” common shares. As a result, this shareholder will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of the ownership and positions, Le Fete Inc. has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on a arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Class “B” Common Stock

Le Fete Inc., beneficially owned by our principal officer, President and Chief Executive Officer, Stephen F. McKernan, owns a controlling interest in our voting stock by the ownership of fourteen million Class “B” Common Shares.  Each Class “B” Share has ten votes per share.  When combined with the common shares owned by Le Fete Inc., this controlling interest totals 160 million votes.  If we sell all of the 40,000,000 shares offered by the company, total votes held by the purchasing shareholders would be 40 million votes.  Le Fete Inc. would therefore control 160 million votes out of a possible 200 million votes.  This represents 80% voting control of the Company.  The voting control by our directors and officers will make it unlikely for other stockholders to effect change even if they are dissatisfied with management's performance.

Class “B” Stock and our corporate structure has certain Anti-Takeover aspects.

Since effective control of the Company is held by Le Fete Inc. it can limit or prohibit others from attempting to take over control of the Company and could have the effect of discouraging unsolicited acquisition proposals and other attempts to buy our company. Further, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our shareholders.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We may apply for admission to quotation of our securities on the OTC Bulletin Board (“OTCBB”) or a stock exchange after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTCBB or any stock exchange, or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this distribution. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

The Company’s common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, its competitors, general conditions in the entertainment industry, and other events or factors, many of which are beyond the Company’s control. In addition, the stock market has experienced price and volume fluctuations, which have affected the market price for many companies in industries similar or related to that of the Company, which have been unrelated to the operating performance of these companies. These market fluctuations may have a material adverse effect on the market price of the Company’s common stock if it ever becomes tradable.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

There is no minimum number of shares we have to sell in this offering.

We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us, and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

State laws may limit re-sales of the Shares.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, or any stock exchange, investors should consider any secondary market for the Company's securities to be a limited one.

Investors in the Shares will suffer immediate and substantial dilution from the price they pay for the shares.

Investors in DISTRIBUTION ROYALTY INC.'S shares will acquire a minority interest in DISTRIBUTION ROYALTY INC., but will make a substantially greater financial investment than will the existing stockholder. There will be an immediate loss of value in the event DISTRIBUTION ROYALTY INC. was to be liquidated and the entire net tangible book value was to be available for distribution to the common stockholders. At April 30, 2010, DISTRIBUTION ROYALTY INC. net negative tangible book value of $(93) or $(0.0000027) per share of common stock, with 20,000,000 Class “A” common shares and 14,000,000 Class “B” common shares, issued and outstanding. Net tangible book value per share represents total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Assuming the sale of all 40 million shares offered by DISTRIBUTION ROYALTY INC. under this prospectus at a public offering price of $0.01 per share, of which there is no assurance, and after deducting the estimated expenses of this offering, DISTRIBUTION ROYALTY INC., Inc.'s Proforma net tangible book value would be $0.0052 per share of common stock, with 60,000,000 Class “A” common shares and 14,000,000 Class “B” issued and outstanding. This represents an immediate increase in net tangible book value of $384,907 to existing stockholders and an immediate dilution of $15,093 to new investors participating in this offering. If DISTRIBUTION ROYALTY INC.  actually sells less than the full 40 million shares it is offering, the dilution to purchasers will increase proportionately.

Sales of a substantial amount our common stock in the future could cause our stock price to fall.

Le Fete Inc. holds a substantial number of shares of our common stock. If we are successful in developing a secondary market for our shares, then sales of a substantial number of shares of our common stock by Le Fete Inc. within a short period of time in the future could impair our ability to raise capital through  the sale of additional debt or stock and/or cause our stock price to fall.

Typically, if the market for a company's stock is not highly liquid and the holder of a substantial number of shares attempts to sell quickly a large number of shares, the price for the shares will decrease, sometimes at a rapid rate.

In this situation, potential equity or convertible debt funders to the Company may be reluctant to provide financing since the value of their equity rights might decrease substantially. Also, the value of your shares might decrease substantially.

The trading price of our common stock could entail additional regulatory requirements which may negatively affect the trading.

If our shares are listed and commence trading on the OTCBB, the trading price of our common stock will be below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non- NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).

For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

As of the date of this Offering Statement, there are 20,000,000 Class “A” common shares of DISTRIBUTION ROYALTY INC. issued and outstanding. 40,000,000 of those shares are offered for sale to the public under this Offering Statement.  Le Fete Inc. owns 20 million Class “A” common shares and 14 million Class “B” common shares which are owned by La Fete Inc.  These common shares  have a limit on how many shares can be sold by an affiliate in a three month period, and imposes other requirements on the sale.  Le Fete Inc. could begin selling shares of common stock equal to 1% of the issued and outstanding Class “A” common shares into the market every three months after that date, subject to satisfying the notice, transaction and public information requirements of the SEC. The introduction of these shares, even in limited quantities, into the market place could result in a decline in the market price for DISTRIBUTION ROYALTY INC. common stock as a result of supply exceeding demand.

Sales of our common stock by the Le Fete Inc. may depress our stock price.

If the current sole shareholder, Le Fete Inc., sold a substantial number of shares of our common within a relatively short period of time it could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

We plan to use our stock to pay, for future acquisitions and this would be dilutive to investors.

We plan to use our stock to pay, for future acquisitions, and believe that doing so will enable us to retain a greater percentage of our operating capital to pay for operations and marketing.

Price and volume fluctuations in our stock might negatively impact our ability to effectively use our stock to pay for acquisitions, or it could cause us to offer stock as consideration for acquisitions on terms that are not favorable to us and our shareholders. If we did resort to issuing stock in lieu of cash for acquisitions under unfavorable circumstances, it would result in increased dilution to investors.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases "will likely result," "we expect," "will continue," "anticipate," "estimate," "project," "outlook," "could," "would," "may," or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future despite,and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Throughout this prospectus, references to "we,"  "us," "our," "DRI” the "Company," collectively mean DISTRIBUTION ROYALTY INC.

DESCRIPTION OF BUSINESS

Investors are encouraged to read the Summary contained in this forepart of this Prospectus.

DISTRIBUTION ROYALTY INC. (the "Company" or, "DRI") was incorporated on April 22, 2010 in the state of Nevada. We are an entertainment company that is engaged in the acquisition of entertainment content to act as a licensing agent on behalf of copyright owners.  We plan to acquire the rights to license feature films and theatrical musicals.  The Company will collect distribution fees from licensing fees paid from the use of the entertainment content. The company will received a percentage of the overall licensing fee or royalty paid by the licensee.

FILMED ENTERTAINMENT

Motion Pictures
     General.  According to the Motion Picture Association of America’s U.S. Theatrical Market: 2008 Statistics, domestic box office grew to another historic high of approximately $9.8 billion in 2008, compared to approximately $9.6 billion in 2007, a 1.7% increase. Although it fluctuates from year to year, the domestic motion picture exhibition industry has generally grown in revenues and attendance over the past 10 years. Worldwide box office, which has grown approximately 17% in the past five years, also reached an all time high of approximately $28.1 billion in 2008, compared to approximately $26.7 billion in 2007, a 5.2% increase. Domestic theatrical admissions were approximately 1.4 billion in 2010, down 2.6% from 2007.
     Competition.  Major studios have historically dominated the motion picture industry. The term “major studios” is generally regarded in the entertainment industry to mean Paramount Pictures Corporation, Sony Pictures Entertainment, Inc., Twentieth Century Fox Film Corp., Universal Pictures, Walt Disney Studios Motion Pictures and Warner Bros. Entertainment, Inc. These studios have historically produced and distributed the majority of theatrical motion pictures released annually in the U.S.
     Competitors less diversified than the “major studios” include DreamWorks Animation SKG, Inc. Lions Gate Entertainment Corp., and Metro-Goldwyn-Mayer Studios Inc (“MGM”). These “independent” motion picture production companies, including many smaller production companies, have also played an important role in the worldwide feature film market. Independent films have gained wider market approval and increased share of overall box office receipts in recent years.
     Product Life Cycle.  In general, the economic life of a motion picture consists of its exploitation in theaters and in ancillary markets such as home entertainment, pay-per-view, digital rentals, pay television, broadcast television, foreign and other markets. Successful motion pictures may continue to play in theaters for more than three months following their initial release. Concurrent with their release in the U.S., motion pictures are generally released in Canada and may also be released in one or more other foreign markets. After the initial theatrical release, distributors seek to maximize revenues by releasing movies in sequential release date windows, which are generally exclusive against other non-theatrical distribution channels.

Home Entertainment

     Home entertainment distribution involves the marketing, promotion and sale and/or lease of DVDs and Blu-ray discs to wholesalers and retailers who then sell or rent the DVDs and Blu-ray discs to consumers for private viewing and through various digital media platforms (i.e., electronic sell-through or “EST”). Past growth in the home entertainment sector has been driven by increased DVD and Blu-ray penetration, although 2010 marked a year of declined consumer spend for home entertainment. According to estimates from Adams Media Research, packaged home entertainment spend totaled just under $23 billion in 2010, down 6% from 2007, with about 100 million DVD households in the U.S. at year end.  Declining box office-to-DVD conversion rates and weakness in the overall economy have been cited as reasons for this decline in spend.  However, growth is anticipated to resume in upcoming years from Blu-ray and other technological enhancements including EST, enhanced video and audio quality, and special features such as inclusion of previously-deleted scenes, film commentaries and “behind the scenes” footage. The continued increase in digital delivery of content is also expected to foster long-term growth of the overall home entertainment business.

Television Programming
     The market for television programming is composed primarily of the broadcast television networks (such as ABC, CBS, CW, Fox and NBC), pay and basic cable networks (such as AMC, HBO, MTV, Showtime, Starz, TV Guide Network, VH1 and USA Network) and syndicators of first-run programming (such as Sony Pictures Television, CBS Paramount Distribution and ABC Studios) which license programs on a station-by-station basis. Continued growth in the cable and satellite television markets has driven increased demand for nearly all genres of television programming. Key drivers will include the success of the cable industry’s bundled services, increased average revenue per user, reduced number of participants discontinuing services and accelerated ad spend growth. Increased capacity for channels on upgraded digital cable systems and satellite television has led to the launch of new networks seeking programming to compete with traditional broadcast networks as well as other existing networks.

Cable and Satellite Television Distribution
      The cable and satellite television industry is comprised primarily of cable and satellite multiple system operators (“MSOs”) that provide cable and satellite television service to their subscribers, and cable and satellite channels that provide programming content to the system operators for distribution to their subscribers. The operators generally pay a per subscriber carriage fee for the right to distribute a channel on their system with the highest fees going to those channels with the most viewers. Operators seek to create a mix of channels that will be attractive to their subscriber base to gain new subscribers and to reduce subscriber turnover. Cable and satellite channels are generally more clearly branded than broadcast networks and provide content that reflects those brands. Branding helps the channels target a more specific demographic so that they can better attract advertisers seeking to reach that audience.
Digital Media
     Growth in the digital market and EST has been driven, in part, by broadband penetration. According to MAGNA Global, in 2010, over 73 million American households used broadband to access the internet. In 2010, Adams Media Research reported that industry-wide revenue from digital delivery and EST grew a sharp 79% as broadband technology proliferated, consumer acceptance increased, and content distributors refined their models. The increase in broadband penetration will further aid in the growth of digital revenue for the home entertainment business.

THEATRICAL MUSICALS

Live Theatrical Productions and Licensing

The public’s appetite for live theatre has increased substantially in recent years. Based on a recent report in Variety magazine, cumulative calendar year-end grosses for Broadway productions and subsequent tours have increased from US$1,351,403,718 in 1997-1998 to US$1,635,091,313 in 2007-2010. In the ten year period from the 1997-1998 season to the 2007- 2010 season, Broadway gross revenues alone increased more than US$284 million while playing weeks actually declined 17%. The success rate of live theatre productions varies, depending on numerous factors, including the nature of the production (e.g., dramatic play, musical, revival, etc.) and whether the production is intended for staging on Broadway, Off-Broadway or other smaller markets. On average, approximately 20% of new live theatre productions are commercially successful. Musical productions have generally had a superior record to dramatic productions in terms of production revenues, attract a larger public profile, are capable of sustaining lengthy runs and may generate revenues from international licensing. As such, musical productions dominate the marketplace. The live professional theatre business consists mainly of the production of existing musical (“revivals”) and dramatic works and the development of new works for subsequent productions. The revenues of the industry are chiefly derived from the sale to audiences of tickets for such productions, though revenues may also be generated from film rights and other media sales. In general, musicals require more investment of time and capital than dramatic productions. For revivals, a period of 12 to 24 months typically elapses between the time a producer acquires the theatrical stage rights and the date on which the musical is first performed before the public. A longer period - on average up to three years but sometimes even fifteen years - is required before a newly-created work is first publicly performed. The production budget in the United States for a major musical production, including pre-opening advertising costs, is typically in the range of US$5 million to US$20 million, depending on the nature of the production. Given the large costs which can be associated with mounting a first-class production, there is generally more than one producer involved in any given production. Generally, the first stage in producing a musical restoration or reproduction is the acquisition by the producers of the theatrical stage rights in the musical work created by a composer, lyricist and book writer who generally have already obtained underlying rights from the original author, if applicable (collectively, the “Authors”). In the case of a dramatic production, the producers must obtain the necessary rights from the Authors of the work on which Production is to be based, or from the holder of theatrical stage rights in and to the work.

As payment for these rights, the Authors typically are entitled to receive royalties calculated as a percentage of box office receipts. The producer then assembles all of the elements necessary to mount the production, beginning with the engagement of the director. The producer and director, at times in collaboration with the Authors, select other key creative personnel such as the choreographer, set designer, costume designer, lighting designer, sound designer, orchestrator and dance music arranger, who are then engaged by the producer. At the same time, the producers will engage key business personal, starting with the general manager. The contractual arrangements with key creative personnel (other than principal performers except in rare circumstances) usually include royalties based on a percentage of box office revenues. Occasionally, a prominent author or director may negotiate participation in profits after recoupment of pre-production costs. After the creative personnel have been identified and their services have been contracted, the principal actors are engaged by the producer. While offers may be put out to a handful of major stars based on their reputations, auditions and/or readings are held for all other cast members; casting decisions are made following the audition process. Supporting cast members are engaged in accordance with industry requirements and related work rules. During the preproduction phase, the producer must arrange or co-ordinate set construction, costume preparation, lighting and sound equipment (leased or purchased), rehearsal and theatre accommodation and generally develop the production to the point where the work can be performed as a first-class production before a paying audience. Pre-production often includes a preview engagement of the production outside of the major centers to enable the creative personnel and cast to become comfortable with the staging arrangements and roles as well as several weeks of previews in the major, first-class theatre. “Opening night” is generally defined as the night the various media press release their reviews to the public. In addition to piecing together various aspects of the show, the producer must, well in advance of the opening of the show, arrange financing for the development and staging of the theatrical production and devise and execute a marketing plan for the production. Expenses of developing a production that are incurred prior to the first performance of that production are usually described as pre-production costs. These costs include expenses for the pre-opening advertising, publicity and promotion, set construction, props, costumes and salaries and fees paid to cast, crew, musicians and creative constituents during rehearsals. Expenses incurred after the opening (press) performance are termed operating costs or running costs. Running costs include post-opening advertising, publicity and promotion, salaries of the cast, crew and musicians, equipment rental, theatre rental, royalties payable to the creative team and, after recovery of all pre-production costs, third-party profit participation, if any. In live theatre, a production earns revenue only as each performance is presented. While tickets are usually sold well in advance of the performance date, the revenue from each advance ticket is offset by the contingent liability to refund the ticket price in the event of a cancelled performance. The arrangements for “treasuring” (“treasuring” means the holding of advance ticket sale proceeds for the performance prior to the presentation thereof) the advance box office receipts and the sharing of interest earned on those funds are often the subject of negotiations among the producer, the theatre owner or manager, and any ticket selling agency engaged for the particular production; in general, treasuring interest often goes to the theatre owner.

Royalties payable to the Authors and to creative production personnel are generally calculated as a percentage (typically 10% to 20% in total) of box office receipts (being gross ticket sales revenue net only of taxes, credit card charges and other agreed deductions). Alternatively, Authors and creative talent can be rewarded on a profit pool basis whereby they receive an agreed percentage of weekly operating profits (that is, box office receipts net of operating costs). Profit pool arrangements can be structured in a variety of ways. Under a typical profit pool formula, the producer forms a royalty pool, allocates points within the pool to each of the participating creative personnel and assigns a cash-value to the points. A portion of the weekly production revenues, which is lower than the percentage of the gross allocable to creative personnel in the gross participating structure, is accumulated in the royalty pool and paid out on a weekly or monthly basis. The effect of this structure is to initially increase funds being returned to investors.

The cost of producing, marketing and presenting live theatrical stage productions is substantial and has increased in recent years. The participation payable to creative and artistic personnel, which varies from production to production and fluctuates in accordance with the box office revenue earned by the production, reduces revenue available to form payment to persons financing theatrical productions or otherwise participating in gross revenues. The point in time at which aggregate operating profits from the production have grown to an amount equal to the preproduction costs is called recoupment and operating profits earned by the production thereafter are called production profits.

First-Class Productions
A “first-class production” is typically defined as a stage play, musical, or other theatrical property having a “first-class” director, production team and cast of performers, and is presented in a “first-class” theatre. Such a production is typically presented initially either on Broadway in New York City, or in London’s West End theatre district, however, there are several other “first class” theatres throughout North America and other countries. All theatrical properties presented on an “Actors’ Equity Broadway production contract” in New York City are known as “Broadway” productions. The Broadway theatre district has approximately 39 theatres, less than half of which can feature musicals. A first-class production presented on Broadway, having a first-class director, production team and cast and presented in a first-class theatre, is known as a “Broadway First-Class Production”. In New York City, examples of first-class theatres are the Shubert Theatre, the Gershwin theatre, and the Marquis Theatre and others.

Theatrical Licensing
After being staged as a Broadway or West End first-class production, the theatrical property may subsequently be staged in other markets nationally and internationally. This happens both through a touring “road show” and by licensing the rights through local producers who acquire the right, under license from the owner of the copyright or the licensing agent of the rights to the theatrical property, to stage a specific production of the theatrical property in a designated market. Musicals such as Phantom of The Opera, The Lion King, Mamma Mia, The Sound of Music, My Fair Lady, etc. have been and are being licensed worldwide in many countries.  Typically after the inaugural “first class” Broadway or London West-end production of a musical the international licensing of the musical begins.

Owing the licensing rights to a theatrical musical is the right to act as the licensing agent for the theatrical musical.  Theatrical musicals may not be publicly performed without permission.  The rights that are needed to publicly perform a dramatic work that combines the theatrical musical work together with dialogue, staging, costuming, lighting, choreography, etc. are referred to as grand performing rights.

Grand performing rights are obtained from the creator of the work or from their licensing agent who owns the rights to license the grand performing rights.  DISTRIBUTION ROYALTY INC. will be the worldwide licensing agent for the grand performing rights to Theatrical Musicals it acquires the right to license.  The Company will receive revenue from collecting the licensing fees paid by the producers or production companies who licensee the rights.  The Company earns a percentage of the gross licensing fees paid.  Those that licensee theatrical musicals can be professional or amateur theater companies in any country in the world that produces and performs theatrical musicals.

OUR PRODUCTS AND SERVICES
DISTRIBUTION ROYALTY INC. will be the company that will act as the licensing agent for feature films film scripts,  and theatrical musicals.  DISTRIBUTION ROYALTY INC. will earn it’s revenue from a negotiated percentage of the gross licensing fees collected. At the time of this offering the Company has acquired the rights to the feature film script entitled THE CALL.  It was acquired on July 31, 2010 from Let Fete Inc. a company wholly owned by the principal of the Company, Mr. Stephen F. McKernan.  Mr. McKernan wrote the screenplay.  Mr. Peter Tassi co-wrote the story and is entitled to 50% of the acquisition cost to be paid by Le Fete. Inc. to Mr. Peter Tassi.  The rights to the script were purchased for an amount of $150,000 plus 5% of any profits from the film.  The  Company issued a promissory note for $150,000 dated July 31, 2010 and maturing on July 31, 2011 bearing simple interest at the rate of 10% per annum. The company plans to license the feature film rights to a film production company in order to pay the $150,000 due Le Fete Inc. and potentially earn a profit from the licensing of the script to a production company.  At the time of this Offering no agreement with any production company has been entered into.

EMPLOYEES

DISTRIBUTION ROYALTY INC. currently employs two executive officers. Stephen F. McKernan is President and Chief Executive Officer and Bernard Faibish is the Chief Financial Officer.

DESCRIPTION OF PROPERTIES

The Company’s head office is located at 3753 Howard Hughes Parkway, Suite 200 Las Vegas, Nevada.  These premises are part of a business center.  The Company at the time of this Prospectus has not entered into a long term lease of the premises.  As the Company grows we will enter into a long term lease at these premises or other premises in the area.

LEGAL PROCEEDINGS

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law. The Company is not a party to any legal proceeding nor does it have any knowledge of any pending legal claim.

The Company nor any of its offices or directors are a party to any legal proceedings nor are aware of any pending or threatened claims.

USE OF PROCEEDS

DISTRIBUTION ROYALTY INC. will receive net proceeds of approximately $400,000 assuming it is able to sell all of the 40,000,000 shares it is offering in the Offering Statement and after the payment of expenses of this offering, estimated at $15,000. We do not have any agreement, arrangement or understanding with any securities broker-dealer for sale of the Shares.  See "Plan of Distribution."

The offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from such an offering, if any. The following table sets forth the  Companies intended uses of the net proceeds, assuming the sale of all of the Shares.

Item	Amount

Advertising (1)	$20,000
Web Site (2)	$10,000
Professional Fees (3)	$20,000
Salaries (4)	$100,000
Working Capital (5)	$50,000
Acquisitions (6)	$200,000

Total	$400,000

(1)              Advertising We will invest $20,000in the next 12 months to Brand the company.  We will choose which media to use after consulting individuals in the media field.

(2)              Website.  We estimate the cost to put up a basic web site presence on the internet will be $10,000.

(3)              Professional Fees.  We estimate the cost of auditor and attorney fees to be $20,000 for our first year of operations.

(4)              Salaries. Depending on the total raised by this offering, we will staff up administratively as needs require.

(5)              Working Capital. Represents all general and administrative costs, office rent, phones, and travel. This will also serve as a reserve.

(6)              Acquisitions. The company will attempt to acquire entertainment content to act as licensing agent.  We have estimated the first year cost to be approximately $200,000.  We may also use our Class “A” common stock from this offering for acquisitions.  We will target acquisitions of feature films and theatrical musicals.

DISTRIBUTION ROYALTY INC. expects the net proceeds from the sale of fifty percent of the shares offered by the Company will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which DISTRIBUTION ROYALTY INC. can use the net proceeds; however, we have sustained net losses of $34,093 since inception in 2010, which means we have been unable to generate positive cash flows to finance the business. There is no assurance that the net proceeds will be received in time to meet our needs. Our board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, DISTRIBUTION ROYALTY INC. may deposit proceeds in commercial bank accounts or invest them in money market funds for short term government obligations.

As of April 30, 2010 $433 is owed to Mr. McKernan for money he advanced to company; noted on Balance Sheet as a liability titled " Advances from related parties”.

Listed below are the estimated Use Funds based on the percent of money raised

	25%	50%	75%	100%
Advertising	$5,000	$10,000	$15,000	$20,000
Web Site	$2,500	$5,000	$7,500	$10,000
Professional Fees	$5,000	$10,000	$15,000	$20,000
Salaries	$25,000	$50,000	$75,000	$100,000
Working Capital	$12,500	$25,000	$37,500	$50,000
Acquisitions	$50,000	$100,000	$150,000	$200,000

Total	$100,000	$200,000	$300,000	$400,000

No minimum number of Shares must be sold in order for the Company to use subscription funds.

We will bear all expenses incident to the registration of  the shares of our common stock under Federal and state securities laws.

THE FOREGOING REFLECTS ONLY ESTIMATES OF THE USE OF THE PROCEEDS FOR 25%, 50%,75% AND 100% OF THE MAXIMUM SUBSCRIPTION. IF A DIFFERENT AMOUNT OF SUBSCRIPTION IS ATTAINED, THE AMOUNTS WILL BE ADJUSTED APPROPRIATELY. ACTUAL EXPENDITURES MAY VARY MATERIALLY FROM THESE ESTIMATES.

DETERMINATION OF OFFERING PRICE

We have determined the offering price of the Shares arbitrarily.  In determining the offering price of the Shares we considered several factors including the following:

*              prevailing market conditions, including the history and prospects for the industry in which we compete;

The public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our offering price of $0.01 per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At April 30, 2010 our common stock had net tangible book value of approximately  $(93) or  $(0.0000027) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus at an assumed initial offering price of $0.01 per share, our pro forma net tangible book value at would be $384,907 or $0.0052 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $384,814 in the maximum offering. The following table illustrates dilution to investors on a per share basis:

Maximum Offering price per share	$0.01
Net tangible book value per share before offering	$(0.0000027)
Increase per share attributable to investors	$0.00520
Pro forma net tangible book value per share after offering	$0.00520
Dilution per share to investors	$0.0048

The following tables summarize, as of April 30, 2010, the difference between the number of “Class A’ shares of common stock purchased from us, the total cash consideration paid and the price per share paid by existing stockholders of  “Class A” common stock and by the new investors purchasing shares in this offering.  The table below assumes the sale of all 40,000,000 shares offered in this prospectus at an assumed initial public offering price of $0.01 per share and before any deduction of estimated offering expenses.

Class "A" Common	Shares Purchased		Total Cash Consideration	Price Per
Stock	Amount	Percent	Amount	Share
Original Stockholders	20,000,000	33.33%	$200	$0.00001
Public Stockholders	40,000,000	66.66%	$400,000	$0.01

Total	60,000,000	100.00%	$400,200

Class "B" Common	Shares Purchased		Total Cash Consideration	Price Per
Stock	Amount	Percent	Amount	Share
Original Stockholders	14,000,000	100.00%	$140	$0.00001

Total	14,000,000	100.00%	$140

DIVIDENDS

We do not intend to declare any dividends in the foreseeable future. We plan to retain earnings, if any, for the development and expansion of our business. We have not paid dividends on our common stock, and we do not have retained earnings from which to pay dividends. Even if we were able to generate the necessary earnings, it is not anticipated that dividends will be paid.

SELLING STOCKHOLDERS

There are no selling stockholders.

PLAN OF DISTRIBUTION

Shares Offered by the Company

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell.  Our officers and directors will sell the shares. and intend to offer them to friends, family members business acquaintances and any others who may be interested in purchasing our common shares.

In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.   Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.   Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.   Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.   Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares will be sold at the fixed price of $0.01 per Share until the completion of this offering. There is no minimum amount of subscription required per investor. We have arbitrarily established the Offering price. Our stock is not traded, it is privately held. The actual price of the stock will be determined by prevailing market prices at the time of sale

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to DISTRIBUTION ROYALTY INC.

Shares Offered by the Selling Stockholders

There are no Selling Stockholders.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages and titles of our executive officers and members of our board of directors as of the date of this prospectus.

Name	Age	Position Held & Director Since

Stephen F. McKernan	56	President, Chief Executive Officer, Chief and Director

Bernard Faibish	73	Chief Financial Officer and Director

Set forth below is certain information relating to the Company's directors and executive officers.

All directors of the company serve one year terms and hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

Members of the Board of Directors are elected for one year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one year terms and until their successors are duly elected and qualified.

Management's and Directors' Biographies

Stephen F. McKernan

President and CEO & Director of Distribution Royalty Inc. from April 22, 2010 until the present.  President and CEO of Entertainment Royalty Corporation Inc. and Royalty Entertainment Inc. which are entertainment content development companies from 1996 until present. Mr. McKernan is also President of Le Fete Inc. which is his private holding company.  Le Fete Inc. owns twenty million Class”A” common shares and fourteen million Class “B” shares of Distribution Royalty Inc.

Mr. McKernan obtained his Bachelor of Arts degree in 1976 from the University of Waterloo.   Mr. McKernan is a Producer, Director and Writer.  He has been actively involved in the business of developing, writing and producing live theatre since 1986.  Mr. McKernan has produced several theatrical productions in Toronto Canada and across the United States, including from 1988 to 1989, productions of "Sleuth" starring Patrick Macnee, Stacy Keach and Maxwell Caulfield.

Mr. McKernan is a music, lyric, and book writer of musicals and also a writer of screenplays for feature films. He has written the music, lyrics, and book to Medea The Contemporary Musical as well as the story and the book to the musical of The Elephant Man.  He has also written the story and screenplay for the film version of this musical under the working title of Beyond A Dream.  Mr. McKernan co-wrote the story to the movie THE CALL and wrote the screenplay which has been acquired by the Company

Bernard Faibish

Mr. Faibish is a Certified Management Accountant having obtained his degree from The Society of Management Accountants of Ontario in 1976.  He has been in private practice for over 30 years with his breadth of business disciplines in Management Accounting, Corporate Finance, Strategic Management, Corporate and Individual Taxation, Management Consulting, and Mergers and Acquisitions.

His clients consist of private small and medium businesses, high net worth individuals, partnerships both limited and general, sole proprietorship and entrepreneurs.  His practice has a high degree of taxation work both Federal and Provincial.  He represents clients both personal and corporate before the Tax Court of Canada and has appeared before the CRA (Canada Revenue Agency) on many occasions appealing various rulings set out by CRA.

Other duties Mr. Faibish has performed over the last five years for his clients include, company purchases and sales, corporate reorganizations and restructuring strategies, management strategy, consulting on capital raising of both debt and equity, management buy-outs and buy-ins, and overall effective corporate and individual financial decision making.

Family Relationships amongst Directors and Officers:
There are no family relationships between the named officers and directors.

Involvement in Certain Legal Proceedings

None of the executive officers or directors of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subject to any order, judgment or decree of any court permanently or temporarily enjoing, barring, suspending or otherwise limiting his involvement in any type of transaction in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state or commodities law.

Board of Directors and Committees

Currently, our Board of Directors consists of Stephen F. McKernan and Bernard Faibish.

We are actively seeking additional board members. The Board has not set up any committees to date.

EXECUTIVE COMPENSATION

At the time of this offering none of our executives or board members is receiving any compensation for services rendered.  When the Company has some working capital the executives will be paid some sort of compensation for their services.

Significant Employees

We have no significant employees other then executive officers named in this prospectus.

Committees of the Board of Directors

Our audit and compensation committee presently consists of our directors. Our board does not have governance, nominating, or executive committees or any other committees.

Code of Ethics

We have not adopted a Code of Business Ethics that applies to our principal officer, principal financial officer, or persons performing similar functions in that our officers and directors serve in all the above capacities. As our business and management team grows, we will adopt a Code of Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of the date of this prospectus, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities.

	Number of Shares	Number of Shares
Class "A" Common Shares	Owned Before	Owned Before
	Offering	Offering
Name of Beneficial Shareholder
Stephen F. McKernan	20,000,000	20,000,000

	Number of Shares	Number of Shares
Class "B" Common Shares	Owned Before	Owned Before
	Offering	Offering
Name of Beneficial Shareholder
Stephen F. McKernan	14,000,000	14,000,000

DESCRIPTION OF SECURITIES

General

The following description of the rights and preferences of the Company's capital stock is merely a summary. Each prospective investor should refer to the Company's Articles of Incorporation for a complete description of the Company's capital stock as well as the Auditors Report and the applicable statutes of the State of Nevada for a more complete description concerning the rights and liabilities of stockholders.

The Company is authorized to issue 75 million shares of common stock consisting of 61 million shares of  Class “A” Common Stock, with a par value of $.001 per share, of which 20 million shares are issued and outstanding, and authorized to issue 14 million  shares of Class “B” Stock, with a par value of $.001 per share, of which 14 million shares are issued and outstanding.

Class “A” Common Stock

Holders of the Class “A” Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Class “A” Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, holders of shares of Common Stock are to share equally in the assets of the Company available for distribution to stockholders. The Board of Directors is authorized to issue additional shares of Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, unless amended, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Each holder of Class “A Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Holders of the Company's Class “A” Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future but could declare a dividend for Class “A” common stock holders when the Board of Directors decides it is in the best interest of the Class “A” common stock holders.

The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions, and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Class “B” Common Stock

Holders of the Class “B” Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Class “A” Common Stock has conversion rights but is not subject to redemption or to any sinking fund provisions. Upon liquidation or dissolution of the Company, whether voluntary or involuntary, holders of shares of Class “B: Common Stock are to share equally in the assets of the Company available for distribution to all stockholders. The Board of Directors is authorized to issue additional shares of Class “B” Common Stock, not to exceed the amount authorized by the Company's Articles of Incorporation, unless amended, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Each holder of Class “B” Common Stock is entitled to ten votes per share on all matters on which such all stockholders are entitled to vote. Since the shares of Common Stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Holders of the Company's Class “B” Common Stock are not entitled to any dividends when, as, and if declared by the Board of Directors out of funds legally available therefor.

Class “B” common shares may be converted by the holder to Class “A” common shares .  If the Class “A” common shares were to become traded on any exchange or quotation system that trades the Class “A”  common shares of corporation, then the Class “B” common shares may only be converted to Class “A” common shares if the Class “A” common shares reach a trading price of $20. Said conversion privilege shall be subject to the securities regulations of the Securities and Exchange Commission or any such regulatory body.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

Convertible Securities

We have issued fourteen million Class “B” common shares that are convertible into fourteen million Class “A” common shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company. Nor was any such person connected with our company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Law Firm of Jill Arlene Robbins, P.A.  will provide counsel with respect to legal matters concerning the validity of the common shares offered by this prospectus . The Law Firm of Jill Arlene Robbins, P.A.  has consented to being named as an expert in our registration statement. Their consent to being named as Experts is filed as Exhibit 5.1 to the Registration Statement of which this Prospectus is a part.

Tarvaran, Askelson & Company LLP our Certified Public Accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Tarvaran, Askelson & Company, Certified Public Accountants have presented its report with respect to our audited financial statements from inception April 22, 2010 through April 30, 2010. The report of Tarvaran, Askelson & Company, Certified Public Accountants is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as an Exhibit o the Registration Statement of which this Prospectus is a part.

ORGANIZATION WITHIN LAST FIVE YEARS

 DISTRIBUTION ROYALTY INC. was incorporated in April 22, 2010 in the state of Nevada. We are a newly formed company with no operating history.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION & PLAN OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

*              discuss our future expectations;

*              contain projections of our future results of operations or of our financial condition; and

*              state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words "we," "us," "our," "the Company," or "DISTRIBUTION ROYALTY INC." in this section collectively refer to DISTRIBUTION ROYALTY INC.,

Going Concern

In their 2010 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern.  At April 30, 2010, the Company had $340 cash and cash equivalents on hand and a net loss of ($34,093).  We will depend on generating sufficient proceeds from this offering to fund our operations.  The 40,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any.   The going concern opinion of the auditors might negatively impact our ability to raise capital to fund our operations or pursue our business strategy and our investors' ability to sell their shares of the Company's common stock.  If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

Industry Trends

Our performance depends on the impact of economic conditions on levels of consumer spending. As a result of the credit market crisis, coupled with declining consumer and business confidence, recession worries, and other challenges currently affecting the global economy, consumers are continuing to curb discretionary spending, which could have an effect on our business.

Our competitors in the film business are the Major entertainment studios. Major studios have historically dominated the motion picture industry. The term “major studios” is generally regarded in the entertainment industry to mean Paramount Pictures Corporation, Sony Pictures Entertainment, Inc., Twentieth Century Fox Film Corp., Universal Pictures, Walt Disney Studios Motion Pictures and Warner Bros. Entertainment, Inc. These studios have historically produced and distributed the majority of theatrical motion pictures released annually in the U.S.

     Competitors in the film business less diversified than the “major studios” include DreamWorks Animation SKG, Inc. Lions Gate Entertainment Corp., and Metro-Goldwyn-Mayer Studios Inc (“MGM”). These “independent” motion picture production companies, including many smaller production companies, have also played an important role in the worldwide feature film market. Independent films have gained wider market approval and increased share of overall box office receipts in recent years.

Our Competitors in the licensing agent business for theatrical musicals are companies such as Tams Widmark International, Samuel French Inc. and Music Theater International and others.  These theatrical licensing agents have historically licensed and distributed the majority of theatrical musicals.

Our competitors in filmed entertainment and theatrical musical licensing are much larger and well established and have significant financing in place for growth.

Current Status of Company

DISTRIBUTION ROYALTY INC. (the "Company") was incorporated on April 22, 2010 in the state of Nevada.  We are an entertainment company that is engaged in the acquisition of entertainment content to act as a licensing agent on behalf of copyright owners.  We plan to acquire the rights to license feature films and theatrical musicals.  The Company will collect distribution fees from licensing fees paid from the use of the entertainment content. The company will received a percentage of the overall licensing fee or royalty paid by the licensee. At the time of this offering the Company has acquired the rights to the feature film script entitled THE CALL.  It was acquired on July31, 2010 from Let Fete Inc. a company wholly owned by the principal of the Company, Mr. Stephen F. McKernan.  Mr. McKernan wrote the screenplay.  Mr. Peter Tassi co-wrote the story and is entitled to 50% of the acquisition cost to be paid by Le Fete. Inc. to Mr. Peter Tassi.  The rights to the script were purchased for an amount of $150,000 plus 5% of any profits from the film.  The  Company issued a promissory note for $150,000 dated July 31, 2010 and maturing on July 31, 2011 bearing simple interest at the rate of 10% per annum. The company plans to license the feature film rights to a film production company in order to pay the $150,000 due Le Fete Inc. and potentially earn a profit from the licensing of the script to a production company.  At the time of this Offering no agreement with any production company has been entered into.

The Company has filed a Registration with the SEC to become a public company in an effort to trade on the OTC Bulletin Board exchange or other securities exchange.

The company is Registering 40 million Class “A” common shares at $0.01 per sharre, to be free trading stock.  If successful the company will raise $400,000 and there is no guarantee of success.

The company had no revenues from inception April 22, 2010 through April 30, 2010.

Plan of Operation

DISTRIBUTION ROYALTY INC. plan of operations is targeted to low budget films and theatrical musicals.  We will attempt to acquire the rights  to license low budget films and scripts, and theatrical musicals on behalf of the copyright holders and receive a percentage of the licensing fees paid by a licensee for the use of the entertainment content.

The operations of the company will consist of administrative staff. handling The size of the staff will be relative to the success of our ability to acquire entertainment  content to license.

Assume only 50% of the Offering is completed, the funds will be used as follows:

Advertising (1)	$10,000
Web Site (2)	$5,000
Professional Fees (3)	$10,000
Salaries (4)	$50,000
Working Capital (5)	$25,000
Acquisitions (6)	$100,000

Total	$200,000

(1)              Advertising We will invest $10,000 the next 12 months to Brand the company.  We will choose which media to use after consulting individuals in the media field.

(2)              Website.  We estimate the cost to put up a basic web site presence on the internet will be $5,000.

(3)              Professional Fees.  We estimate the cost of auditor and attorney fees to be $10,000 for our first year of operations.

(4)              Salaries. Depending on the total raised by this offering, we will staff up administratively as needs require.

(5)              Working Capital. Represents all general and administrative costs, office rent, phones, and travel.

(6)              Acquisitions. The company will attempt to acquire entertainment content to act as licensing agent.  We have estimated the first year cost to be approximately $200,000.  We may also use our Class “A” common stock from this offering for acquisitions.  We will target acquisitions of feature films and theatrical musicals.  At of the date of this offering the Company has not entered in any agreements related to acquisitions.

Working Capital Needed for One Year

DISTRIBUTION ROYALTY INC. expects the net proceeds from the sale of fifty percent of the shares registered will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which DISTRIBUTION ROYALTY INC. can use the net proceeds.

Acquisition of Entertainment Content

Our business plan is to acquire small budget motion pictures, screenplays, and theatrical musicals.  We would license the motion pictures to theater chains, retailers, video rental stores, and pay and free television channels in the United States (the “U.S.”), Canada, the United Kingdom (the “UK”) and Ireland, and other international markets directly and indirectly through third parties. We would license screenplays to production companies.  We would license the Theatrical Musicals to major markets international for first class productions and to amateur dramatic theater companies and schools.  At the time of this offering the Company has acquired the rights to the feature film script entitled THE CALL.  It was acquired on July31, 2010 from Let Fete Inc. a company wholly owned by the principal of the Company, Mr. Stephen F. McKernan.  Mr. McKernan wrote the screenplay.  Mr. Peter Tassi co-wrote the story and is entitled to 50% of the acquisition cost to be paid by Le Fete. Inc. to Mr. Peter Tassi.  The rights to the script were purchased for an amount of $150,000 plus 5% of any profits from the film.  The  Company issued a promissory note for $150,000 dated July 31, 2010 and maturing on July 31, 2011 bearing simple interest at the rate of 10% per annum. The company plans to license the feature film rights to a film production company in order to pay the $150,000 due Le Fete Inc. and potentially earn a profit from the licensing of the script to a production company.  At the time of this Offering no agreement with any production company has been entered into.

Sufficiency of Cash Flows

Because current cash balances and projected cash generation from operations are not sufficient to meet the Company's cash needs for working capital and capital expenditures, management may seek additional equity or obtain credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders. From time to time, in the ordinary course of business, the Company will evaluate potential acquisitions of entertainment content to license.

Critical Accounting Policies

                Our discussion and analysis of financial condition and results of operations are based upon the financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses and disclosures on the date of the financial statements.

On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition.

                We use authoritative pronouncements, historical experience and other assumptions as the basis for making judgments. Actual results could differ from those estimates. Critical accounting policies identified are as follows:

Revenue Recognition

                We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition in Financial Statements." Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability is reasonably assured.

                 Distribution Royalty Inc. revenue recognition for the business will be recorded when the licensing fees are received from the licensee.

Results of Operations

Revenues

We are a new company and have nil Revenue as of April 30 2010.

Expenses

The major components of expenses are general and administrative expenses for 2010 were: Incorporation Costs $433 and $33,660 for services for the establishment of the company.  The total G&A expenses for the 2010 year were $34,093

Net Profit/Net Losses

Net losses from operations for the year ended April 30, 2010 were $(34,093); loss per share: $(0.0010)

Assets. Our total assets were $340 at April 30, 2010

Liabilities. Our total liabilities were $433 at April 30, 2010.

Total Stockholders' Deficit. Our stockholders' deficit was $(93) at April 30, 2010.

Liquidity and Capital Resources

In their 2010 audit report, our auditors have expressed their doubt as to our ability to continue as a going concern.  At April 30, 2010, the Company had $340 cash and cash equivalents on hand and a net loss of  $(34,093) . We will depend on generating sufficient proceeds from this offering to fund our operations. The 40,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any.  If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings, we might have to cease operations.

At April 30, 2010 the Company's current liquidity ratio was (78.52:1) DISTRIBUTION ROYALTY INC. has not generated any revenue since inception (April 22, 2010 to April 30, 2010), to carry its costs of operations.

Although the Company plans to pursue its equity funding, there can be no assurance that the Company will be able raise sufficient working capital to maintain its operations. If the Company is unable to raise the necessary working capital though the equity funding it will be forced to continue relying on cash from operations and loans from related parties to satisfy its working capital needs. There can be no assurance that the company will be able rely on these sources to maintain its operations.

DISTRIBUTION ROYALTY INC. expects the net proceeds from the sale of fifty percent of the shares offered by the Company will sustain its operations for a period of twelve months. Revenues generated during this period could extend the period over which DISTRIBUTION ROYALTY INC. can use the net proceeds; however, we have sustained net losses since inception in 2005, which means in the past we have been unable to generate positive cash flows to finance the business.

There is no assurance that the net proceeds will be received in time to meet our needs. Our board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, DISTRIBUTION ROYALTY INC. may deposit proceeds in commercial bank accounts or invest them in money market funds for short term government obligations.

To date, the Company has financed its operations from advances totaling $433 for incorporation costs from Stephen F. McKernan an officer and director of the Company, and the issuance of 20,000,000 Class “A common shares to Le Fete Inc. a related party company, owned by the Companies sole shareholder for an expense of $19,800 related to services provided by Le Fete Inc. in the establishment of the Company and the issuance of 14,000,000 Class “B” common shares to Le Fete Inc. a related party company, owned by the Companies sole shareholder for an expense of $13,860 related to services provided by Le Fete Inc. in the establishment of the Company as of April 30,2010.  The Company has agreed to repay the $433 upon the receipt of sufficient capital.

The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue as a going concern. We currently do not have adequate cash to meet our short or long term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders.

Deferred Compensation

Management is currently owed $0.00 as of April 30, 2010. Management will not receive wages until the company generates revenue to pay wages.

Self Underwriting Offering

DISTRIBUTION ROYALTY INC. management will do a shelf underwriting "best efforts basis" with no minimum share purchase requirement, there is no guarantee as to the amount of funding received from this offering, if any. Management has estimated the use of funds in the Plan of Operation, found above in the MD&A section, to clearly explain management's intentions.  The funds may not be raised and the Plan of Operation may need to be changed. There are no guarantees as to the amount of proceeds raised.

Use of Estimates

The Company's significant estimates include allowance for doubtful accounts and accrued expenses. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While the Company believes that such estimates are fair when considered in conjunction with the financial statements taken as a whole, the actual amounts of such estimates, when known, will vary from these estimates. If actual results significantly differ from the Company's estimates, the Company's financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

Cash and cash equivalents include all interest-bearing deposits or investments with original maturities of three months or less.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, debenture and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Accounts Receivable

The Company has no accounts receivable.  The Company would maintain reserves for potential credit losses.

Property and Equipment

The Company has no Property or equipment as of the date of this Offering. Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Machinery and equipment are depreciated over 3 to 10 years. Furniture and fixtures are depreciated over 7 years. Accelerated methods of depreciation are generally used for income tax purposes. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease.

The Company will perform ongoing evaluations of the estimated useful lives of the property and equipment for depreciation purposes. The estimated useful lives are determined and continually evaluated based on the period over which services are expected to be rendered by the asset. Maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value.

Other Intangible Assets

Acquired intangible assets are separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented or exchanged, regardless of the Company's intent to do so.

The Company presents "basic" and, if applicable, "diluted" earnings (loss) per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") and certain other financial accounting pronouncements. Basic earnings (loss) per common share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the conversion of debentures, were issued during the period.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. The Company did not pay any stock-based compensation during the period presented.

Accounting for Warrants and Freestanding Derivative Financial Instruments

The Company evaluates its warrants and other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133") and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19").  If the warrant is determined to be a derivative, the fair value of the warrants is marked-to-market each balance sheet date and recorded as a liability. The change in fair value of the warrants is recorded in the Statement of Operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

Equity instruments that are initially classified as equity that become subject to reclassification under FAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date. In the event that the warrants are determined to be equity, no value is assigned for financial reporting purposes.

Intangible Assets and Related Impairment of Long-lived Assets

Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of shall be classified as held for sale and are reported at the lower of the carrying amount or fair value less costs to sell.

Income taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Had income taxes been determined based on an effective tax rate of 34% consistent with the method of SFAS 109, the Company's net losses for all periods presented would not materially change.

Recent Accounting Pronouncements

In December 2007, the FASB issued FAS No. 141(R) "Applying the Acquisition Method," which is effective for fiscal years beginning after December 15, 2010. This statement retains the fundamental requirements in FAS 141 that the acquisition method be used for all business combinations and for an acquirer to be identified for each business combination. FAS 141(R) broadens the scope of FAS 141 by requiring application of the purchase method of accounting to transactions in which one entity establishes control over another entity without necessarily transferring consideration, even if the acquirer has not acquired 100% of its target. Among other changes, FAS 141(R) applies the concept of fair value and "more likely than not" criteria to accounting for contingent consideration, and pre-acquisition contingencies. As a result of implementing the new standard, since transaction costs would not be an element of fair value of the target, they will not be considered part of the fair value of the acquirer's interest and will be expensed as incurred. The Company does not expect that the impact of this standard will have a significant effect on its financial condition and results of operations.

In December 2007, the FASB also issued FAS No. 160, "Accounting for Non controlling Interests," which is effective for fiscal years beginning after December 15, 2010. This statement clarifies the classification of non controlling interests in the consolidated statements of financial position and the accounting for and reporting of transactions between the reporting entity and the holders of non-controlling interests.

The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

In February 2007, the FASB issued FAS No. 159, "Fair Value Option" which provides companies an irrevocable option to report selected financial assets and liabilities at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.

FAS 159 is effective for entities as of the beginning of the first fiscal year that begins after November 15, 2007. The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

In September 2006, the Financial Accounting Standards Board (FASB) issued FAS No. 157, "Fair Value Measurements" ("FAS 157"), which establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value measurements.

FAS 157 does not require any new fair value measurements but rather eliminates inconsistencies in guidance found in various prior accounting pronouncements. FAS 157 is effective for fiscal years beginning after November 15, 2007. The Company does not expect that the adoption of this standard will have a significant impact on its financial condition, results or operations, cash flows or disclosures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no promoters involved with the Company.

Stephen F. McKernan provided a loan to the company to finance the cost of filing this registration statement with the SEC. He is owed and amount of $433. The Note bears no rate of interest and is due on or before April 30, 2011.

Director Independence

The Company does not currently have an Independent Director.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company is filing this registration statement and the accompanying financial statements in order to become a fully reporting company and obtain a listing on the OTC Bulletin Board or other securities exchange.

Sporadic Public Market for Common Stock

Our common stock currently does not trade; there is no public trading market for our common stock. You might have difficulty selling it for more than the $0.01 purchase price pursuant to this prospectus.

Options, Warrants and Convertible Securities

As of the date of this registration statement, there are no issued and outstanding options or warrants.

Registration Rights

There are no registration rights.  This registration statement registers 40,000,000 to Investors.  Total  issued shares will be 60,000,000 shares of our Class “A” common stock.

Dividends

As of the date of this registration statement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into the business.

Any future determination to declare and pay dividends will be made by our Board of Directors in light of our earnings, financial position, capital requirements and other factors that our Board of Directors deems relevant.

Penny Stock Rules

The term "penny stock" generally refers to low-priced (below $5.00), speculative securities of very small companies. While penny stocks generally are quoted over-the-counter, such as on the OTC Bulletin Board or in the Pink Sheets, they may also trade on securities exchanges, including foreign securities exchanges. In addition, penny stocks include the securities of certain private companies with no active trading market. Before a broker- dealer can sell a penny stock, SEC rules require the firm to first approve the customer for the transaction and receive from the customer a written agreement to the transaction. The firm must furnish the customer a document describing the risks of investing in penny stocks. The firm must tell the customer the current market quotation, if any, for the penny stock and the compensation the firm and its broker will receive for the trade. Finally, the firm must send monthly account statements showing the market value of each penny stock held in the customer's account. Penny stocks may trade infrequently, which means that it may be difficult to sell penny stock shares once you own them. Because it may be difficult to find quotations for certain penny stocks, they may be impossible to accurately price. Investors in penny stocks should be prepared for the possibility that they may lose their whole investment.

STOCK TRANSFER

                As of the date of this offering the Company has not retained a Stock Transfer Agent.  The Company intends to hire a Stock Transfer Agent over the next 90 days.

ACCOUNTANTS AND FINANCIAL DISCLOSURE

On May 18, 2010, the Company engaged Tarvaran, Askelson & Company LLP (hereinafter “Tarvaran” as its new registered independent public accountants. The appointment of Tarvaran was approved by our board of directors on  May  18, 2010. Tarvaran was hired to audit the Company's financial statements for the fiscal year ended April 30, 2010.  Tarvaran was engaged to review the interim Financial Statement dated July 31, 2010. The Company did not consult Tarvaran regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K. From the date of the Company's inception until April 30, 2010, neither the Company nor anyone on its behalf consulted Tarvaran regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Tarvaran was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K). The Company provided Tarvaran with a copy of the foregoing disclosures and requested Tarvaran to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the firm agrees with the statements made in this Form S-1 and, if not, stating the respects in which the firm does not agree, as an exhibit within two business days of its receipt or 10 business day after filing this Form S-1, stating whether it agrees with the above statements. At the time of this filing, Tarvaran has not provided the Company with such letter. The Company has requested Tarvaran to provide the letter as promptly as possible so that the Company can file the letter with the Commission within ten business days after the filing of this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended, under which we are required to file annual and periodic reports with the Securities and Exchange Commission.  We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules as well as our reports filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at  http://www.sec.gov  that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

FINANCIAL INFORMATION

Item:	Page No.:

Audited Financial Statements from inception April 22, 2010 through the Fiscal Years Ended April 30, 2010

Auditors Report	F-2

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Stockholders' Equity	F-5

Statement of Cash Flows	F-6

Notes	F-7

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

For the period
From Inception (April 22, 2010 through April 30, 2010)

With

INDEPENDENT AUDITORS’ REPORT THEREON

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Distribution Royalty, Inc.
(A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Distribution Royalty, Inc. (a development stage company), as of April 30, 2010 and the related statements of operations, changes in stockholders’ (deficit) and cash flows from April, 22, 2010 (inception) to April 30, 2010, and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Distribution Royalty,, Inc. (a development stage company) as of April, 30, 2010 and the results of its operations and its cash flows from inception April, 22, 2010 through April, 30, 2010 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited source of revenue, and operations as of April, 30, 2010 which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Tarvaran Askelson & Company, LLP

Laguna Niguel, California
August, 6, 2010

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
BALANCE SHEET

April 30,
2010

ASSETS

Current assets:
Cash and cash equivalents	$340
Total current assets	340

Total assets	$340

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Advances from related parties	$433
Total current liabilities	433

Total liabilities	$433

Stockholders' deficit
Class A Common stock (par value $0.001) 61,000,000 shares authorized; 20,000,000 shares issued and outstanding at April 30, 2010	20,000
Class B Common stock (par value $0.001) 14,000,000 shares authorized; 14,000,000 shares issued and outstanding at April 30, 2010	14,000
Accumulated deficit	(34,093)
Total stockholders' deficit	(93)

Total liabilities and stockholders' deficit	$340

See independent auditors' report and accompanying notes to financial statements

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED APRIL 30, 2010
AND FOR THE PERIOD FROM APRIL, 22, 2010 (INCEPTION) THROUGH APRIL 30, 2010

		For the Period
		from April 22, 2010
		(inception) through
	2010	April, 30 2010
REVENUE:
Revenue, net	$-	$-

OPERATING EXPENSES:

General and administrative	$34,093	$34,093

Total operating expenses	34,093	34,093

OPERATING LOSS	(34,093)	(34,093)

Income tax provision	-	-

NET LOSS	$(34,093)	$(34,093)

Loss per share - basic and diluted		$0.0010
Weighted average number of shares outstanding - basic and diluted		34,000,000

See independent auditors' report and accompanying notes to financial statements

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS EQUITY
FOR THE PERIOD ENDED APRIL 30, 2010
AND FOR THE PERIOD FROM APRIL, 22, 2010 (INCEPTION) THROUGH APRIL 30, 2010

	Series A		Series B			Total
	Common Stock		Common Stock		Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Deficit	Deficit

Class A Common stock issued	20,000,000	$20,000	-	$-	$-	$20,000

Class B Common stock issued	-	-	14,000,000	14,000	-	14,000

Net loss	-	-	-	-	(34,093)	(34,093)

Balance, April, 30, 2010	20,000,000	$20,000	14,000,000	$14,000	$(34,093)	$(93)

See independent auditors' report and accompanying notes to financial statements

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD ENDED APRIL 30, 2010
AND FOR THE PERIOD FROM APRIL 22, 2010 (INCEPTION) THROUGH APRIL 30, 2010

		For the Period
		from April 22, 2010
		(inception) through
	2010	April, 30 2010
Cash flows from operating activities
Net loss	$(34,093)	$(34,093)
Adjustments to reconcile net loss to net cash provided by operating activities:
Class A Common stock issued for services	19,800	19,800
Class B Common stock issued for services	13,860	13,860

Net cash flows provided by (used in) operating activities	(433)	(433)

Cash flows from financing activities
Advances from related parties	433	433
Class A Common stock issued for cash	200	200
Class B Common stock issued for cash	140	140

Net cash flows provided by (used in) operating activities	773	773

Net increase (decrease) in cash	340	340
Cash at beginning of year	-	-

Cash at end of year	$340	$340

Supplemental disclosure of cah flow information:
Interest paid	$-	$-

See independent auditors' report and accompanying notes to financial statements

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR PERIOD FROM APRIL 22, 2010 (INCEPTION) TO APRIL 30, 2010

NOTE 1 - DESCRIPTION OF BUSINESS

Distribution Royalty, Inc. (a development stage company) (the “Company) was incorporated in Nevada on April 22, 2010, to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of April 30, 2010, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company’s formation. The Company’s fiscal year end is April 30..

The Company ability to commence operations is contingent upon its ability to identify a prospective target business.

NOTE 2 - GOING CONCERN ISSUES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  However, the Company has period end losses from operations from inception April 22, 2010 through April 30, 2010.  During the period ended April 30, 2010 the Company had accumulated a net loss of $34,093.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, Management is planning to raise any necessary additional funds through loans and additional sales of its stock. There is no assurance that the Company will be successful in raising additional capital.

The Company's ability to meet its obligations and continue as a going concern is dependent upon its ability to obtain additional financing, achievement of profitable operations. The Company cannot reasonably be expected to earn revenue in the development stage of operations. The Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  Significant accounting policies are as follows:

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR PERIOD FROM APRIL 22, 2010 (INCEPTION) TO APRIL 30, 2010

Development Stage

The Company's financial statements are presented as those of a development stage enterprise.  Activities during the development stage primarily include debt and equity based financing and further implementation of the business plan.  The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Risks and uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents at April 30, 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution.  The balance at times may exceed federally insured limits.  At April 30, 2010, there were no balances that exceeded the federally insured limit.

Income Taxes

Deferred income taxes are provided based on the provisions of ASC Topic 740, "Accounting for Income Taxes", to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR PERIOD FROM APRIL 22, 2010 (INCEPTION) TO APRIL 30, 2010

The Company adopted the provisions of ASC Topic 740; "Accounting For Uncertainty In Income Taxes-An Interpretation Of ASC Topic 740 ("ASC Topic 740").  ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At December 31, 2009, the Company did not record any liabilities for uncertain tax positions.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks.  The Federal Depository Insurance Corporation (FDIC) insures accounts at each institution up to $250,000.

Share-Based Compensation

The Company applies SFAS No. 123 “Share-Based Payments” (“SFAS No. 123(R)”) to share-based compensation, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award.  Compensation cost is recognized when the event occurs.  The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

Basic and Diluted Net Loss Per Share

Net loss per share was computed by dividing the net loss by the weighted average number of common shares outstanding during the period.  The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.  Diluted net loss per share for the Company is the same as basic net loss per share, as the inclusion of common stock equivalents would be anti dilutive.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt.

The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR PERIOD FROM APRIL 22, 2010 (INCEPTION) TO APRIL 30, 2010

The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in  active markets, and inputs that are observable or the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active;

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value. measurement

NOTE 4 – STOCKHOLDERS’ EQUITY

The company is authorized to issue 75,000,000 shares of common stock with a par value of .001. On April 22, 2010 the company through its board resolutions established two series of common shares as follows:  The company would have the ability to issue up to 61,000,000 shares of Series A common shares which will have one (1) vote per Series A common Share; and 14,000,000 shares of Series B common shares Which will have ten  (10) votes per Series B common Share. Furthermore the Class B shares have the conversion right to convert to class A shares when the class A shares reach a trading price of $20 subject to regulatory approval.

On April 22, 2010 the Company issued 20,000,000 shares of Series A common Shares to LA FETE, INC. a related party company owned by the company’s sole officer for the amount of $200. The company recognized an expense of $19,800 related to services provided for by the LA FETE, INC. in the establishment of the Company.

On April 22, 2010 the Company issued 14,000,000 shares of Series B common Shares to LA FETE, INC. a related party company owned by the company’s sole officer for the amount of $140. The company recognized an expense of $13,860 related to services provided for by the LA FETE, INC. in the establishment of the Company.

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR PERIOD FROM APRIL 22, 2010 (INCEPTION) TO APRIL 30, 2010

NOTE 5 - INCOME TAXES

The provision (benefit) for income taxes from continued operations for the period ended April 30, 2010 consist of the following:

Current:
Federal	$
State

Deferred:
Federal		$11,592
State		-
		11,592
Valuation from the operating loss carryforward		(11,592)

(Benefit) provision for income taxes, net		$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

April 30, 2010

Statutory federal income tax rate	34.0%
State income taxes and other	-

Effective tax rate	34.0%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

April 30, 2010

Net operating loss carryforward	$11,592
Valuation allowance	(11,592)

Deferred income tax asset	$-

The Company has a net operating loss carryforward of approximately $11,592 available to offset future taxable income through 2030.

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
FOR PERIOD FROM APRIL 22, 2010 (INCEPTION) TO APRIL 30, 2010

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has received advances from a shareholder of $433 as of April 30, 2010

NOTE 7 – SUBSEQUENT EVENTS

On May 18, 2010 the company entered into a promissory note of $3,500. The note bears no interest.

On July 31, 2010 the company entered into a agreement to purchase the rights to a motion picture script entitled the “THE CALL” with Le Fete, Inc. a related party company owned by the company’s chief executive officer for a value of $150,000. The company signed a note payable bearing an interest rate of 10% with Le Fete as a result of the transaction.

TARVARAN, ASKELSON & COMPANY®
CERTIFIED PUBLIC ACCOUNTANTS

ORANGE COUNTY
O: (949) 360-0545
F: (949) 606-0329

SAN DIEGO
O: (760) 720-5472
F: (949) 606-0329

INTERIM UNAUDITED
FINANCIAL STATEMENTS
For the period ended July 31, 2010 and
(From Inception April 22, 2010 through July 31, 2010)

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)

INTERIM UNAUDITED
FINANCIAL STATEMENTS

For the period ended July 31, 2010 and
(From Inception April 22, 2010 through July 31, 2010)

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEET

	(Unaudited)
	July 31,	April 30,
	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$340	$340

Total current assets	340	340

Other Assets	150,000	-

Total assets	$150,340	$340

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Advances from related parties	$433	$433
Notes payable - related party	153,500	-
Total current liabilities	153,933	433

Total liabilities	$153,933	$433

Stockholders' deficit
Class A Common stock (par value $0.001) 61,000,000 shares authorized; 20,000,000 shares issued and outstanding at July 31, 2010	20,000	20,000
Class B Common stock (par value $0.001) 14,000,000 shares authorized; 14,000,000 shares issued and outstanding at July 31, 2010	14,000	14,000
Accumulated deficit	(37,593)	(34,093)
Total stockholders' deficit	(3,593)	(93)

Total liabilities and stockholders' deficit	$150,340	$340

The accompanying notes are an integral part of these financial statements

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

		For the Period from
		April, 22, 2010
	Three Months Ended	(Inception) through
	July 31,	July 31,
	2010	2010
REVENUE:

Revenue, net	$-	$-

OPERATING EXPENSES:

General and administrative	$3,500	$37,593

Total operating expenses	3,500	37,593

OPERATING LOSS	(3,500)	(37,593)

Income tax provision	-	-

NET LOSS	$(3,500)	$(37,593)

Loss per share - basic and diluted	$0.0001
Weighted average number of shares outstanding - basic and diluted	34,000,000

The accompanying notes are an integral part of these financial statements

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

		For the Period from
		April, 22, 2010
	Three Months Ended	(Inception) through
	July 31,	July 31,
	2010	2010
Cash flows from operating activities
Net loss	$(3,500)	$(37,593)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in notes payable	153,500	153,500
Class A Common stock issued for services	-	19,800
Class B Common stock issued for services	-	13,860

Net cash flows provided by (used in) operating activities	150,000	149,567

Cash flows from investing activities
Acquisition of film script	(150,000)	(150,000)

Net cash flows provided by (used in) operating activities	(150,000)	(150,000)

Cash flows from financing activities
Advances from related party	-	433
Class A Common stock issued for cash	-	200
Class B Common stock issued for cash	-	140

Net cash flows provided by (used in) operating activities	-	773

Net increase (decrease) in cash	340	340
Cash at beginning of year	-	-

Cash at end of year	$340	$340

Supplemental disclosure of cah flow information:
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Distribution Royalty, Inc. (a development stage company) (the “Company) was incorporated in Nevada on April 22, 2010, to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. As of July 31, 2010, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company’s formation. The Company’s fiscal year end is April 30th..

The Company ability to commence operations is contingent upon its ability to identify a prospective target business.

NOTE 2 - GOING CONCERN ISSUES

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern.  However, the Company has period end losses from operations from inception April 22, 2010 through July 30, 2010. During the three months ended July 31, 2010 the Company had a loss of $3,500. Furthermore  From inception April 22, 2010 through July 31, 2010 the Company had accumulated a net loss of $37,593. Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  In this regard, Management is planning to raise any necessary additional funds through loans and additional sales of its stock. There is no assurance that the Company will be successful in raising additional capital.

The Company's ability to meet its obligations and continue as a going concern is dependent upon its ability to obtain additional financing, achievement of profitable operations. The Company cannot reasonably be expected to earn revenue in the development stage of operations. The Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure financing when needed or to obtain such financing on terms satisfactory to the Company, if at all.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  Significant accounting policies are as follows:

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

Development Stage

The Company's financial statements are presented as those of a development stage enterprise.  Activities during the development stage primarily include debt and equity based financing and further implementation of the business plan.  The Company will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Risks and uncertainties

The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents at July 31, 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution.  The balance at times may exceed federally insured limits.  At July 31, 2010, there were no balances that exceeded the federally insured limit.

Income Taxes

Deferred income taxes are provided based on the provisions of ASC Topic 740, "Accounting for Income Taxes", to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company adopted the provisions of ASC Topic 740; "Accounting For Uncertainty In Income Taxes-An Interpretation Of ASC Topic 740 ("ASC Topic 740").  ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At July 31, 2010, the Company did not record any liabilities for uncertain tax positions.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks.  The Federal Depository Insurance Corporation (FDIC) insures accounts at each institution up to $250,000.

Share-Based Compensation

The Company applies SFAS No. 123 “Share-Based Payments” (“SFAS No. 123(R)”) to share-based compensation, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award.  Compensation cost is recognized when the event occurs.  The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

Basic and Diluted Net Loss Per Share

Net loss per share was computed by dividing the net loss by the weighted average number of common shares outstanding during the period.  The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding.  Diluted net loss per share for the Company is the same as basic net loss per share, as the inclusion of common stock equivalents would be anti dilutive.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable and accrued expenses, and debt.

The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.
The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable or the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active;

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value. measurement

NOTE 4 – STOCKHOLDERS’ EQUITY

The company is authorized to issue 75,000,000 shares of common stock with a par value of .001. On April 22, 2010 the company through its board resolutions established two series of common shares as follows:  The company would have the ability to issue up to 61,000,000 shares of Series A common shares which will have one (1) vote per Series A common Share; and 14,000,000 shares of Series B common shares Which will have ten  (10) votes per Series B common Share. Furthermore the Class B shares have the conversion right to convert to class A shares when the class A shares reach a trading price of $20 subject to regulatory approval.

As of July 31, 2010 and April 30, 2010 the Company had 20,000,000 shares of Series A common Shares issued to LA FETE, INC. a related party company owned by the company’s sole officer.

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

NOTE 4 – STOCKHOLDERS’ EQUITY (continued)

As of July 31, 2010 and April 30, 2010 the Company had 14,000,000 shares of Series B common Shares issued to LA FETE, INC. a related party company owned by the company’s sole officer.

NOTE 5 - INCOME TAXES

The provision (benefit) for income taxes from continued operations as of July 31, 2010 and April 30, 2010 consist of the following:

	July 31, 2010		April 30, 2010
Current:
Federal	$		$
State

Deferred:
Federal		$1,190		$11,592
State		-		-
		1,190		11,592
Valuation from the operating loss carryforward		(1,190)		(11,592)

(Benefit) provision for income taxes, net		$-		$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	July 31, 2010	April 30, 2010

Statutory federal income tax rate	34.0%	34.0%
State income taxes and other	-	-

Effective tax rate	34.0%	34%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

DISTRIBUTION ROYALTY, INC.
(A Development Stage Company)
NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES (continued)

	July 31, 2010	April 30, 2010

Net operating loss carry-forward	$1,190	$11,592
Valuation allowance	(1,190)	(11,592)

Deferred income tax asset	$-	$-

The Company has a net operating loss carryforward of approximately $12,702 available to offset future taxable income through 2030.

NOTE 6 – RELATED PARTY TRANSACTIONS

On May 18, 2010 the company entered into a promissory note of $3,500 which matures July 31, 2011. The note bears no interest.

On July 31, 2010 the company entered into a agreement to purchase the rights to a motion picture script entitled the “THE CALL” with Le Fete, Inc. a related party company owned by the company’s chief executive officer for a value of $150,000. The company signed a note payable bearing an interest rate of 10% with Le Fete as a result of the transaction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$500
Printing Expenses	$2,000
Accounting/Fees and Expenses	$5,000
Blue Sky Fees/Expenses	$5,000
Legal Fees/ Expenses	$10,000
Escrow fees/Expenses	$1,500
Transfer Agent Fees	$5,000
Miscellaneous Expenses	$11,000

Total	$40,000

(1)              All amounts are estimates.

We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in said Act and is, therefore, unenforceable.

EXHIBITS

Exhibit	Description

3.1	State of Nevada Certified Articles of Incorporation, DISTRIBUTION ROYALTY INC.

3.2	Corporate Bylaws, DISTRIBUTION ROYALTY INC.

4.1	Form of Specimen Stock Certificate

5.1	Opinion and Consent of Jill Arlene Robbins, P.A.

23.1	Consent of Tarvaran, Askelson & Company LLP.

UNDERTAKINGS

a.              Rule 415 Offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

The undersigned registrant hereby undertakes:

1.              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.               To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.              To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.              Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.              Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.              If the Company is a foreign private issuer, to file a post- effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Company includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5.              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.               If the Company is relying on Rule 430B (Section 230.430B of this chapter):

A.              Each prospectus filed by the Company pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.              If the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.              That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.               Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.              Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of  King, Province of Ontario, on October 22 2010.

DISTRIBUTION ROYALTY INC.

BY:	/s/ Stephen F. McKernan
Stephen F. McKernan, Chief Executive Officer, and President
(Principal Executive Officer)
(Director)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints as true and lawful attorney- in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this amended and restated Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Date October 22, 2010

/s/Stephen F. McKernan
Title  Chief Executive Officer President & Director

/s/ Bernard Faibish
Bernard Faibish
Director